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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 28, 2004

                                 TRANSPRO, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-13894                  34-1807383
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                      Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                                 (203) 401-6450
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c)).

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Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2004, Transpro, Inc. (the "Company") entered into an amendment
(the Amendment") to its employment agreement with Charles E. Johnson, its
President and Chief Executive Officer. The Amendment alters and increases the amounts payable in the event Mr. Johnson's employment is terminated after a change in control transaction and makes certain other changes.

Specifically, upon termination within two years after a change of control transaction is presented to the Company's Board (formerly within one year):

- Mr. Johnson's severance payment is increased from (i) 18 months base salary plus next year targeted bonus to (ii) 2.99 times his base amount (as that term is defined in Section 280G of the Internal Revenue Code).

- Life, long-term disability, and medical, dental and vision insurance coverage and automobile allowance to be provided for 3 years following termination
(formerly to be provided for one year).

- Immediate vesting of all stock options and restricted stock.

The change of control provisions were amended to cap payments such that the
Company will not have to pay excise tax under the provisions of Section 4999 of the Internal Revenue Code.

The text of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits - The following exhibit is furnished as part of this report:

99.1    Amendment No. 1 to Employment Agreement between Transpro, Inc.
        and Charles E. Johnson.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       TRANSPRO, INC.

Date:  November 3, 2004                By: /s/ Richard A. Wisot
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                                           Richard A. Wisot
                                           Vice President, Treasurer, Secretary,
                                           and Chief Financial Officer